UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2018

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI		02903
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	Citizens Financial Group, Inc. (the “Company”) held its annual meeting of stockholders on April 26, 2018.

(b)	The stockholders elected all of the Company’s nominees for director for a one-year term expiring at the 2019 Annual Meeting of Stockholders; approved the advisory vote on executive compensation; and ratified the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for 2018.

1.	Election of Directors:

	Shares For	Shares Against	Shares Abstain	Non-Votes
Mark Casady	419,023,630	1,492,417	55,750	15,324,089
Christine M. Cumming	419,039,539	1,488,568	43,690	15,324,089
Anthony Di Iorio	418,125,585	2,389,709	56,503	15,324,089
William P. Hankowsky	324,855,662	95,660,548	55,587	15,324,089
Howard W. Hanna III	418,189,582	2,327,819	54,396	15,324,089
Leo I. Higdon	418,737,788	1,781,212	52,797	15,324,089
Charles J. Koch	406,397,726	14,102,624	71,447	15,324,089
Arthur F. Ryan	417,611,633	2,906,866	53,298	15,324,089
Shivan S. Subramaniam	411,449,492	9,064,682	57,623	15,324,089
Bruce Van Saun	405,522,998	12,719,505	2,329,294	15,324,089
Wendy A. Watson	418,596,672	1,933,627	41,498	15,324,089
Marita Zuraitis	419,044,298	1,484,199	43,300	15,324,089

2.	Advisory Vote on Executive Compensation

For	403,405,620
Against	17,005,720
Abstain	160,457
Non-Votes	15,324,089

3.	Ratification of Deloitte & Touche LLP as Registered Independent Public Accounting Firm for 2018:

For	427,605,569
Against	8,238,613
Abstain	51,704
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President and Secretary

Date: April 27, 2018